Exhibit 1.01

Conflict Minerals Report of Gentherm Incorporated

This Conflict Minerals Report of Gentherm Incorporated (“Gentherm”, “we”, “us”, “our” or the “Company”) covers the reporting period from January 1 to December 31, 2022. This report was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.

Business Overview

Gentherm Incorporated is a global developer, manufacturer and marketer of innovative technologies for a broad range of heating, cooling, comfort and temperature control applications, primarily in the automotive and medical industries. Within the automotive industry, our products provide solutions for passenger climate comfort and convenience, battery thermal management and cell connecting systems. Within the medical industry our products provide patient temperature management solutions. Our automotive products can be found on vehicles manufactured by nearly all the major automotive original equipment manufacturers (OEMs) operating in North America and Europe, and several major OEMs in Asia. We operate in locations aligned with our major customers’ product strategies to provide locally enhanced design, integration and production capabilities. The Company is also developing a number of new technologies and products that are expected to enable improvements to existing products and to create new product applications for existing and new markets.

In July 2022, Gentherm completed the acquisition of Dacheng Medical Equipment Co. Ltd (“Dacheng”), and in August 2022, Gentherm completed the acquisition of Alfmeier Präzision SE (“Alfmeier”). In accordance with Instruction 3 to Item 1.01 of Form SD, the products and related activities of these acquired entities are excluded from this report.

The products that the Company manufactured or contracted to have manufactured in 2022 that it determined contain or may contain any 3TG (as defined below) are listed below.

•	Automotive Passenger Climate Comfort and Convenience Products:

•	Heater Mats

•	Air Moving Devices

•	Thermoelectric Modules

•	Electronic Control Modules

•	Thermal Cup Holders and Bins

•	Battery Performance Systems:

•	Thermoelectric Cooling Modules

•	Battery Heaters

•	Battery Cell Connecting Boards

•	Wiring Harnesses and Cables

•	Electronics and Medical Products:

•	Printed Circuit Boards

•	Patient Thermal Management Devices

•	Cardiovascular Heater/Cooler Devices

Due Diligence Framework and Overview

We undertook due diligence on the source and chain of custody of the tantalum, tin, tungsten, and gold (“Conflict Minerals” or “3TG”) that are necessary to the functionality or production of products manufactured or contracted to be manufactured by us. We designed our due diligence to conform to an internationally recognized due diligence framework, the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements (“OECD Framework”).

The OECD Framework divides the entire conflict mineral supply chain into upstream and downstream entities. An upstream entity is within the conflict minerals supply chain from the mine to the smelter or refiner and includes miners, local traders, and exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is within the conflict minerals supply chain from when the mineral leaves the smelter or refiner to when it arrives at the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

The Company is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

We conduct a portion of our due diligence using tools and relying on information provided by the Responsible Minerals Initiative (“RMI”), an industry group that works to address Conflict Minerals issues within supply chains. We use the Conflict Minerals Reporting Template (“CMRT”) to facilitate the collection of information on the source of Conflict Minerals. We also rely on RMI’s Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program, which uses an independent third-party assessment of smelter/refiner management systems and sourcing practices to validate conformance with RMAP standards.

Due Diligence Process

The OECD Framework provides a five-step framework for risk-based due diligence in the mineral supply chain. Using this framework, we list the actions we took to exercise due diligence on the sourcing of Conflict Minerals we used when manufacturing or contracting to manufacture our products.

Step 1—Establish strong company management systems

•

Gentherm communicated to our suppliers and the public a formal company policy (“Conflict Minerals Policy”) regarding its commitment to avoiding the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”). The Conflict Minerals Policy is publicly available on our corporate website: https://gentherm.gcs-web.com/policies-reports.

•

Gentherm’s standard purchasing Terms and Conditions require compliance with all statutory legal requirements currently in effect or as may be implemented from time to time relating to its products, including Conflict Minerals and are available on our corporate website: https://gentherm.com/sites/default/files/documents/Terms%20and%20Conditions%20-%20English.pdf.

•

Gentherm assembled a cross-functional internal team to implement our Conflict Minerals Policy, including representation from Purchasing, Legal, Finance, Engineering, Quality, IT, and Sales/Program Management.

•

The Company structured an internal management and support system (“Conflict Minerals Leadership Team”), made up of a cross-section of senior management, which has oversight and ownership of the Conflict Minerals Policy. In addition, Gentherm maintained a Conflict Minerals working group that met regularly during the reporting period to address the implementation and progress of our due diligence efforts.

•

The Company subscribed to a Conflict Minerals Platform (“iPoint”), an on-demand software solution which enables the Company to collect, manage, aggregate, validate, and report Conflict Minerals information. Furthermore, iPoint performs an automated assessment of smelter list and overall CMRT completeness and accuracy.

•

The Company adopted the CMRT as our primary means of collecting data from suppliers. We encourage our suppliers to use the most current CMRT when reporting to us and obtaining information from their supply chain.

Step 2—Identify and assess risks in the supply chain

•

Gentherm has instituted Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations through our onboarding process, and we have encouraged our suppliers to extend the same obligations to their supply base.

•

The Company conducted a survey of our suppliers using iPoint and/or the CMRT to identify the smelters and refiners in our supply chain. The Company also obtained and reviewed additional information on responses that were incomplete, unclear, or inconsistent.

•

For suppliers that are distributors and cannot legally report on behalf of their supply base, we ask that they put forth a statement regarding their company’s position on Conflict Minerals. Additionally, they can supplement their statement with CMRTs that have been submitted by their supply base.

Step 3—Design and implement a strategy to respond to identified risks

•	The Company’s Conflict Minerals working group reported findings of supply chain risk to the appropriate leadership including the Conflict Minerals Leadership Team.

•

The Conflict Minerals Leadership Team implemented procedures to address suppliers who did not respond to initial requests. These procedures include follow-up requests, communication involving buyers and purchasing leadership, management escalation, and direct communication including emails and phone calls.

•

Gentherm adopted a supplier escalation process in accordance with the Conflict Minerals Policy, with the intention to discontinue business with any supplier found to be purchasing 3TG which directly or indirectly finances or benefits armed groups in the Covered Countries.

•	The Company reviewed submitted CMRTs for completeness and reasonableness of responses.

Step 4—Carry out independent third-party audits of supplier’s due diligence practices

•

The Company utilizes, when necessary, the RMI’s RMAP assessments to validate its due diligence in conformance with the OECD Framework. Gentherm works with other resources to identify smelters in the supply chain and encourages suppliers to participate in the program through direct communication and smelter outreach communication.

Step 5—Report annually on supply chain due diligence

•	Gentherm published our supply chain due diligence within our 2022 Form SD and Conflict Minerals Report on our website: https://gentherm.gcs-web.com/financial-information/sec-filings.

RCOI and Due Diligence Measures Performed

The Company’s Reasonable Country of Origin Inquiry (“RCOI”) was designed to determine whether the Conflict Minerals, which are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company, originated in the Covered Countries. The Company performed a good faith, risk-based, global scoping exercise to identify suppliers that were considered in-scope and subject to RCOI in the 2022 calendar year. Through communications with these suppliers, the Company attempted to identify smelters and refiners of Conflict Minerals that may be utilized in its products.

The Company’s RCOI and due diligence employed a combination of measures to determine whether the necessary Conflict Minerals in Gentherm’s products originated from the Covered Countries. The Company identified suppliers of commodity groups with high potential of containing Conflict Minerals. In other cases, the materials supplied were analyzed by other means. All identified first-tier suppliers of Conflict Minerals were surveyed to ascertain for each Conflict Mineral (a) the smelter or refiner where it was processed, (b) its country of origin and (c) the mine or location of origin, using the CMRT and RMAP.

The Company strives for participation of suppliers but did not receive responses from all of its suppliers and, in some cases, responses were incomplete or did not appear to be accurate. Furthermore, the majority of our suppliers that did provide names of smelters/refiners and country of origin information, did so only on an entity-wide basis without distinguishing between 3TG purchased for goods supplied to Gentherm and 3TG purchased for other purposes. Because we did not receive full and complete responses covering products supplied to Gentherm from every supplier in every case, we were unable to determine with certainty the country of origin of Conflict Minerals in many of our products or whether such products were from recycled or scrap sources.

Smelters and Refiners

Gentherm identified 556 suppliers that were considered in-scope and subject to RCOI in the 2022 calendar year. These in-scope suppliers covered approximately $420 million, representing over 82% of our total material spending in 2022. Out-of-scope vendors included those vendors providing exclusively products that were evaluated and determined to contain no metallic content. We received responses and feedback covering approximately 94.4% of the in-scope spend in 2022.

The smelters and refiners that our suppliers identified in the CMRTs submitted to us for this reporting year are provided in a listing in Attachment A to this Report. Our submitted supplier CRMTs included 10 smelters or refiners that are not listed on RMI’s Smelter Reference List, but are nonetheless included in Attachment A (noted in Smelter Country column as “Unknown”). As noted above, we did not receive responses from all of our surveyed suppliers, some responsive suppliers indicated they were unable to identify the smelters and refiners used to process 3TG in their products and most of the CMRTs we received from our suppliers were made on an entity-wide basis, rather than on a product-level basis; therefore, we believe the list of smelters in Attachment A likely both omits smelters that are in the Company’s supply chain and includes smelters that are not in the Company’s supply chain.

Due Diligence Enhancements

We are committed to ongoing compliance improvements during each reporting period to (1) increase our ability to determine the country of origin of the Conflict Minerals and the facilities used to mine and refine the Conflict Minerals used in, and necessary to, the functionality or production of our products, including by obtaining more Company-specific product information, and (2) further mitigate the risks that necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in Covered Countries. Additional steps may include the following:

•

Continue to strengthen our engagement with our suppliers regarding Conflict Minerals, including requiring CMRT information from in-scope suppliers and new suppliers for all Gentherm locations, including suppliers from recent acquisitions within a reasonable time period.

•	Continue to educate and drive our suppliers to provide current, accurate, and complete information from their supply chain regarding their smelters and refiners of Conflict Minerals.

•

Strengthen engagement with our suppliers by encouraging an open line of communication throughout the year, including involving Gentherm Purchasing and Operations teams to more actively engage our suppliers.

•	Increase our efforts to identify smelters and refiners within our supply chain by evaluating the information received from our suppliers and comparing them with information published by the RMI.

•	Consider transitioning business to suppliers that expressly state that they use smelters conformant with or actively engaged in the RMAP process.

•

Identify opportunities to increase participation with the AIAG, RMI, and/or other relevant trade associations as appropriate, to define and improve good practices and utilize leverage in our supply chain in accordance with the OECD Framework.

Forward-Looking Statements

Except for historical information contained herein, statements in this Conflict Minerals Report are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The principal forward-looking statements in this Conflict Minerals Report include the Company’s expected or potential changes to its Conflict Minerals program. The forward-looking statements included in this Conflict Minerals Report are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including (a) the continued implementation of compliance measures by the Company’s direct and indirect suppliers, (b) changes in regulatory requirements relating to the sourcing of 3TG, and (c) those factors described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022 and subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Attachment A

The Company compiled the following information from CMRTs submitted by its suppliers as part its RCOI and due diligence measures covering all of 2022. The smelter names listed below are based on information made publicly available by the RMI as part of its RMAP conformant assessments as of May 19, 2023, and also includes 10 smelters or refiners that were listed in submitted supplier CMRTs but were not included in the RMI Smelter Reference List (with Smelter Country noted as “Unknown”). All smelters or refiners noted with an “*” below have been noted as conformant with or actively engaged with the RMAP process, as of May 19, 2023. Sourcing from smelters or refiners noted with a “°” has been ceased in accordance with United States law and we continue to work with our supply chain regarding such sourcing relationships.

Metal	Smelter Name	Smelter Country
Gold	Augmont Enterprises Private Limited	INDIA *
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA *
Gold	WEEEREFINING	FRANCE *
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA *
Gold	8853 S.p.A.	ITALY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION °
Gold	JSC Uralelectromed	RUSSIAN FEDERATION °
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Marsam Metals	BRAZIL
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION °
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION °
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION °
Gold	Safimet S.p.A	ITALY
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION °
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	African Gold Refinery	UGANDA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Caridad	MEXICO
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION °

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gold Coast Refinery	GHANA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	JALAN & Company	INDIA
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION °
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	MD Overseas	INDIA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Sai Refinery	INDIA
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sovereign Metals	INDIA

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Value Trading	BELGIUM
Gold	Smelter not yet identified	UNKNOWN
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	YAMAKIN CO., LTD.	JAPAN
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Bangalore Refinery	UNKNOWN
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	SAAMP	UNKNOWN
Gold	8853 S.p.A.	UNKNOWN
Gold	NH Recytech Company	UNKNOWN
Gold	Safimet S.p.A	UNKNOWN
Gold	Alexy Metals	UNITED STATES OF AMERICA *
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA *
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA *
Gold	Aida Chemical Industries Co., Ltd.	JAPAN *
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES *
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN *
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL *
Gold	Argor-Heraeus S.A.	SWITZERLAND *
Gold	Asahi Pretec Corp.	JAPAN *
Gold	Asahi Refining Canada Ltd.	CANADA *
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA *
Gold	Asaka Riken Co., Ltd.	JAPAN *
Gold	Aurubis AG	GERMANY *
Gold	Bangalore Refinery	INDIA *
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES *
Gold	Boliden AB	SWEDEN *
Gold	C. Hafner GmbH + Co. KG	GERMANY *
Gold	CCR Refinery - Glencore Canada Corporation	CANADA *
Gold	Chimet S.p.A.	ITALY *
Gold	Chugai Mining	JAPAN *
Gold	Dowa	JAPAN *
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF *
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN *

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN *
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN *
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES *
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA *
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA *
Gold	Heimerle + Meule GmbH	GERMANY *
Gold	Heraeus Germany GmbH Co. KG	GERMANY *
Gold	Heraeus Metals Hong Kong Ltd.	CHINA *
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA *
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN *
Gold	Istanbul Gold Refinery	TURKEY *
Gold	Italpreziosi	ITALY *
Gold	Japan Mint	JAPAN *
Gold	Jiangxi Copper Co., Ltd.	CHINA *
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN *
Gold	Kazzinc	KAZAKHSTAN *
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA *
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND *
Gold	Kojima Chemicals Co., Ltd.	JAPAN *
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF *
Gold	L’Orfebre S.A.	ANDORRA *
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF *
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF *
Gold	Materion	UNITED STATES OF AMERICA *
Gold	Matsuda Sangyo Co., Ltd.	JAPAN *
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA *
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA *
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE *
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA *
Gold	Metalor Technologies S.A.	SWITZERLAND *
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA *
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO *
Gold	Mitsubishi Materials Corporation	JAPAN *
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN *
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA *
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY *
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN *
Gold	Nihon Material Co., Ltd.	JAPAN *
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA *
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN *
Gold	Planta Recuperadora de Metales SpA	CHILE *
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA *
Gold	PX Precinox S.A.	SWITZERLAND *
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA *
Gold	REMONDIS PMR B.V.	NETHERLANDS *

Gold	Royal Canadian Mint	CANADA *
Gold	SAAMP	FRANCE *
Gold	SAFINA A.S.	CZECHIA *
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN *
Gold	Shandong Gold Smelting Co., Ltd.	CHINA *
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA *
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA *
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA *
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN *
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF *
Gold	T.C.A S.p.A	ITALY *
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN *
Gold	Tokuriki Honten Co., Ltd.	JAPAN *
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN *
Gold	Torecom	KOREA, REPUBLIC OF *
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM *
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA *
Gold	Valcambi S.A.	SWITZERLAND *
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA *
Gold	WIELAND Edelmetalle GmbH	GERMANY *
Gold	Yamakin Co., Ltd.	JAPAN *
Gold	Yokohama Metal Co., Ltd.	JAPAN *
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA *
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA *
Gold	NH Recytech Company	KOREA, REPUBLIC OF *
Gold	Gold by Gold Colombia	COLOMBIA *
Gold	Agosi AG	GERMANY *
Gold	MKS PAMP SA	SWITZERLAND *
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Meta Materials	NORTH MACEDONIA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION °
Tantalum	5D Production OU	ESTONIA
Tantalum	Smelter not yet identified	UNKNOWN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	Ningxia Non-ferrous Metal Smeltery	CHINA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	DUNKIRK SPECIALTY STEEL	UNITED STATES OF AMERICA
Tantalum	AMG Brasil	BRAZIL *

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA *
Tantalum	F&X Electro-Materials Ltd.	CHINA *
Tantalum	FIR Metals & Resource Ltd.	CHINA *
Tantalum	Global Advanced Metals Aizu	JAPAN *
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA *
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA *
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA *
Tantalum	Jiangxi Tuohong New Raw Material	CHINA *
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA *
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA *
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA *
Tantalum	KEMET de Mexico	MEXICO *
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA *
Tantalum	Mineracao Taboca S.A.	BRAZIL *
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN *
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA *
Tantalum	NPM Silmet AS	ESTONIA *
Tantalum	QuantumClean	UNITED STATES OF AMERICA *
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL *
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA *
Tantalum	Taki Chemical Co., Ltd.	JAPAN *
Tantalum	TANIOBIS Co., Ltd.	THAILAND *
Tantalum	TANIOBIS GmbH	GERMANY *
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN *
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY *
Tantalum	Telex Metals	UNITED STATES OF AMERICA *
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN *
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA *
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA *
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA *
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA *
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY *
Tin	PT Timah Nusantara	INDONESIA *
Tin	Super Ligas	BRAZIL *
Tin	PT Belitung Industri Sejahtera	INDONESIA *
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	CV Gita Pesona	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	Smelter not yet identified	UNKNOWN
Tin	PT Karimun Mining	INDONESIA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	CV Dua Sekawan	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Xinmao Xiye (Tin Company)	CHINA
Tin	Global Advanced Metals Pty Ltd	AUSTRALIA
Tin	Senju Metal Industry Co., Ltd.	MALAYSIA
Tin	Yunnan Gejiu Jinye Minerals	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tin	CINTAS METALICAS S.A	SPAIN
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin	Malaysia Smelting Corporation	MALAYSIA
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION °
Tin	PT Bangka Tin Industry	INDONESIA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	UNKNOWN
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL *
Tin	CRM Synergies	SPAIN *
Tin	CV Ayi Jaya	INDONESIA *

Tin	CV Venus Inti Perkasa	INDONESIA *
Tin	Estanho de Rondonia S.A.	BRAZIL *
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL *
Tin	PT Aries Kencana Sejahtera	INDONESIA *
Tin	PT Bukit Timah	INDONESIA *
Tin	PT Mitra Sukses Globalindo	INDONESIA *
Tin	Alpha	UNITED STATES OF AMERICA *
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA *
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA *
Tin	China Tin Group Co., Ltd.	CHINA *
Tin	Dowa	JAPAN *
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF) *
Tin	Fenix Metals	POLAND *
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA *
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA *
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA *
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA *
Tin	Luna Smelter, Ltd.	RWANDA *
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA *
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL *
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA *
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA *
Tin	Mineracao Taboca S.A.	BRAZIL *
Tin	Minsur	PERU *
Tin	Mitsubishi Materials Corporation	JAPAN *
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND *
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES *
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF) *
Tin	PT Artha Cipta Langgeng	INDONESIA *
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA *
Tin	PT Babel Inti Perkasa	INDONESIA *
Tin	PT Babel Surya Alam Lestari	INDONESIA *
Tin	PT Bangka Serumpun	INDONESIA *
Tin	PT Menara Cipta Mulia	INDONESIA *
Tin	PT Mitra Stania Prima	INDONESIA *
Tin	PT Prima Timah Utama	INDONESIA *
Tin	PT Rajawali Rimba Perkasa	INDONESIA *
Tin	PT Rajehan Ariq	INDONESIA *
Tin	PT Refined Bangka Tin	INDONESIA *
Tin	PT Sariwiguna Binasentosa	INDONESIA *
Tin	PT Stanindo Inti Perkasa	INDONESIA *
Tin	PT Timah Tbk Kundur	INDONESIA *
Tin	PT Timah Tbk Mentok	INDONESIA *
Tin	Resind Industria e Comercio Ltda.	BRAZIL *
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA *

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM *
Tin	Thaisarco	THAILAND *
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA *
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL *
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA *
Tin	DS Myanmar	MYANMAR *
Tin	PT Cipta Persada Mulia	INDONESIA *
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA *
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA *
Tin	PT Tommy Utama	INDONESIA *
Tin	Aurubis Beerse	BELGIUM *
Tin	Aurubis Berango	SPAIN *
Tin	PT Premium Tin Indonesia	INDONESIA *
Tin	PT Bangka Prima Tin	INDONESIA *
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA *
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION °
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION °
Tungsten	LLC Vostok	RUSSIAN FEDERATION °
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION °
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION °
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION °
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION °
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION °
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION °
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Smelter not yet identified	UNKNOWN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	A.L.M.T Corp.	JAPAN
Tungsten	KGETS CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	LLC Volstok	RUSSIAN FEDERATION °
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Meta Materials	NORTH MACEDONIA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM *

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA *
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA *
Tungsten	Cronimet Brasil Ltda	BRAZIL *
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA *
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA *
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA *
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA *
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA *
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA *
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA *
Tungsten	H.C. Starck Tungsten GmbH	GERMANY *
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA *
Tungsten	Japan New Metals Co., Ltd.	JAPAN *
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA *
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA *
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA *
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA *
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA *
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA *
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA *
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA *
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA *
Tungsten	Masan High-Tech Materials	VIET NAM *
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA *
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES *
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY *
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA *
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA *
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA *
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA *
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA *
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA *
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA *